Exhibit 21

LIST OF SUBSIDIARIES

	Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1.	Union Hub Technology Sdn. Bhd. (“UHT”)	Malaysia February 28, 2008	1,000,000 issued shares of ordinary shares of MYR 1 each	Provision of IT consulting and programming services and distributing consumer products

2.	Power Green Investments Limited (“PGIL”)	British Virgin Islands January 13, 2012	1 issued share of US$ 1 each	Inactive operation

3.	PGCG Properties Investment Limited (“PPIL”)	British Virgin Islands September 1, 2012	1 issued share of US$ 1 each	Inactive operation

4.	Virtual Setup Sdn. Bhd. (“VSSB”)	Malaysia January 17, 2010	2 issued shares of ordinary shares of MYR 1 each	Operation of palm oil plantation

5.	PGCG Assets Holdings Sdn. Bhd. (“PGCG Assets”)	Malaysia March 21, 2012	2 issued shares of ordinary shares of MYR 1 each	Investment in land

6.	PGCG Development Sdn. Bhd. (“PGCG Development”)	Malaysia March 21, 2012	2 issued shares of ordinary shares of MYR 1 each	Inactive operation

7.	PGCG Plantations Sdn. Bhd. (“PGCG Plantation”)	Malaysia October 4, 2011	2 issued shares of ordinary shares of MYR 1 each	Holding company of VSSB

8.	Max Trend International Limited (“Max Trend”)	Hong Kong August 18, 2010	2 issued shares of ordinary shares of HK$ 1 each	Holding company of SMTG

9.	Shenzhen Max Trend Green Energy Company Limited (“SMTG”)	The PRC January 7, 2011	RMB 1,000,000	Castor cultivation and trading

10.	Dunford Corporation Sdn. Bhd. (“Dunford”)	Malaysia October 4, 2009	242,000 issued shares of ordinary shares of MYR 1 each	Property holding land

11.	Impiana Maksima Sdn. Bhd. (“IMSB”)	Malaysia March 15, 2013	2 issued shares of ordinary shares of MYR 1 each	Property development

12.	PGCG Constructions Sdn. Bhd. (“PCSB”)	Malaysia March 15, 2013	2 issued shares of ordinary shares of MYR 1 each	Construction of properties

1

	Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1.	Union Hub Technology Sdn. Bhd. (“UHT”)	Malaysia February 28, 2008	1,000,000 issued shares of ordinary shares of MYR 1 each	Provision of IT consulting and programming services and distributing consumer products

2.	Power Green Investments Limited (“PGIL”)	British Virgin Islands January 13, 2012	1 issued share of US$ 1 each	Inactive operation

3.	PGCG Properties Investment Limited (“PPIL”)	British Virgin Islands September 1, 2012	1 issued share of US$ 1 each	Inactive operation

4.	Virtual Setup Sdn. Bhd. (“VSSB”)	Malaysia January 17, 2010	2 issued shares of ordinary shares of MYR 1 each	Operation of palm oil plantation

5.	PGCG Assets Holdings Sdn. Bhd. (“PGCG Assets”)	Malaysia March 21, 2012	2 issued shares of ordinary shares of MYR 1 each	Investment in land

6.	PGCG Development Sdn. Bhd. (“PGCG Development”)	Malaysia March 21, 2012	2 issued shares of ordinary shares of MYR 1 each	Inactive operation

7.	PGCG Plantations Sdn. Bhd. (“PGCG Plantation”)	Malaysia October 4, 2011	2 issued shares of ordinary shares of MYR 1 each	Holding company of VSSB

8.	Max Trend International Limited (“Max Trend”)	Hong Kong August 18, 2010	2 issued shares of ordinary shares of HK$ 1 each	Holding company of SMTG

9.	Shenzhen Max Trend Green Energy Company Limited (“SMTG”)	The PRC January 7, 2011	RMB 1,000,000	Castor cultivation and trading

10.	Dunford Corporation Sdn. Bhd. (“Dunford”)	Malaysia October 4, 2009	242,000 issued shares of ordinary shares of MYR 1 each	Property holding land

11.	Impiana Maksima Sdn. Bhd. (“IMSB”)	Malaysia March 15, 2013	2 issued shares of ordinary shares of MYR 1 each	Property development

12.	PGCG Constructions Sdn. Bhd. (“PCSB”)	Malaysia March 15, 2013	2 issued shares of ordinary shares of MYR 1 each	Construction of properties